CONTACT:
Christopher G. Marshall
Chief Financial Officer
Phone: (704) 554-5901
E-mail: cmarshall@nafhinc.com

FOR IMMEDIATE RELEASE

TIB FINANCIAL CORP. REPORTS THIRD QUARTER RESULTS

NAPLES, FL. November 9, 2011 – TIB Financial Corp. (NASDAQ: TIBB)  a majority-owned subsidiary of North American Financial Holdings, Inc. (“NAFH”), today reported  its unaudited financial results for the third quarter of 2011. Operating and financial highlights include the following:

•	The Company reported net income of $1.5 million and $3.5 million, or $0.12 and $0.27 per diluted share for the three and nine months ended September 30, 2011.

•
GreenBank, which was the wholly-owned banking subsidiary of Green Bankshares, Inc. (“Green Bankshares”) was merged with and into Capital Bank, National Association (“Capital Bank, NA”), on September 7, 2011; and

•
As a result of the merger, the Company held a 21% ownership interest in Capital Bank, NA at September 30, 2011 which has 146 branches and $6.6 billion in assets in Florida, North Carolina, South Carolina, Tennessee and Virginia.

“We are delighted to welcome our new Tennessee teammates to Capital Bank, and we are excited to serve our Tennessee customers. With strong capital, we are in position to help customers grow and achieve their financial objectives across our Southeastern footprint,” stated Gene Taylor, Chairman and Chief Executive Officer of NAFH and TIB Financial Corp.

“We saw significant progress in virtually every area of the bank during the third quarter. Our strong loan originations, deposit growth and efficiency improvements are strong indicators of continued growth in profitability,” commented Chris Marshall, Chief Financial Officer of NAFH and TIB Financial Corp.

Bank Merger

Effective April 29, 2011, TIB Bank (the “Bank”), a wholly-owned subsidiary of the Company, merged (the “Merger”) with and into NAFH National Bank (“NAFH Bank”), a national banking association, with NAFH Bank as the surviving entity. On June 30, 2011, Capital Bank, a wholly-owned subsidiary of Capital Bank Corp., an affiliated majority-owned subsidiary of NAFH, also merged with and into NAFH Bank, with NAFH Bank as the surviving entity. In connection with the merger, NAFH Bank changed its name to Capital Bank, NA. Additionally on September 7, 2011, GreenBank merged with and into Capital Bank, NA. NAFH is the owner of approximately 94% of the Company’s common stock, approximately 83% of Capital Bank Corp.’s common stock, and approximately 90% of Green Bankshares.

Through the subsidiary bank mergers the common stock of the subsidiary banks was converted into shares of Capital Bank, NA common stock based on each entity’s relative tangible book value. As a result of the mergers of TIB Bank, Capital Bank and Green Bank into Capital Bank, N.A., the Company now owns approximately 21% of Capital Bank, NA, with NAFH directly owning 19%, Capital Bank Corp. directly owning 26% and Green Bankshares owning the remaining 34%.

Capital Bank, NA was formed in connection with the July 16, 2010 purchase and assumption of assets and deposits of three banks – Metro Bank of Dade County (Miami, Florida), Turnberry Bank (Aventura, Florida) and First National Bank of the South (Spartanburg, South Carolina) – from the Federal Deposit Insurance Corporation (the “FDIC”) and is a party to loss sharing agreements with the FDIC covering the large majority of the loans it acquired from the FDIC. As of September 30, 2011, following the mergers, Capital Bank, NA had total assets of $6.6 billion, total deposits of $5.3 billion and shareholders’ equity of $931.1 million and operated 146 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia.

Due to its ownership level, the Company’s investment in Capital Bank, NA is recorded as an equity-method investment in that entity. As of September 30, 2011, the Company’s investment in Capital Bank, NA totaled $199.0 million, which reflected the Company’s pro rata ownership of Capital Bank, NA’s total shareholders’ equity at that date. In connection with the Merger, the assets and liabilities of the Bank were de-consolidated from the Company’s balance sheet resulting in a significant decrease in the total assets and total liabilities of the Company in the second quarter of 2011.

Financial Discussion

The Company reported net income for the third quarter of $1.5 million compared to net income of $1.0 million for the second quarter of 2011 and a net loss of $33.7 million for the third quarter of 2010 (Predecessor Company).  Due to the Merger discussed above and the resulting deconsolidation of TIB Bank on April 29, 2011, the operating results for the third quarter of 2011 includes three months of equity in income from its investment in Capital Bank, NA which amounted to $1.9 million, net of tax and therefore are generally not comparable to the operations in prior quarters. The loss reported in the third quarter of last year was primarily due to $17.1 million in provision for loan losses recorded during the period, and $15.4 million in foreclosed asset related expenses.  Due to the Company accounting for its investment in Capital Bank, NA using the equity method, a comparison of net interest margin to prior periods is not meaningful and is excluded.

The following table presents summarized financial information for Capital Bank, NA:

Three months ended September 30, 2011
Interest income	$60,782
Interest expense	8,543
Net interest income	52,239
Provision for loan losses	9,764
Non-interest income	12,840
Non-interest expense	44,778
Net income	$6,858

About TIB Financial Corp.

Headquartered in Naples, Florida, TIB Financial Corp. is a financial services company with a 21% equity method investment in Capital Bank NA, a national banking association with approximately $6.6 billion in total assets and 146 full-service banking offices throughout southern Florida and the Florida Keys, North Carolina, South Carolina, Tennessee and Virginia. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor with approximately $133 million of assets under advisement.

To learn more about Capital Bank NA and Naples Capital Advisors, Inc., visit www.capitalbank-us.com and www.naplescapitaladvisors.com, respectively.

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB’s investor relations site at www.tibfinancialcorp.com.  For more information, contact Christopher G. Marshall, Chief Financial Officer, at (704) 554-5901.

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Information in this press release contains forward-looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology.  These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, market and economic conditions, the management of our growth, the risks associated with Capital Bank NA’s loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, the ability to integrate our new management and directors without encountering potential difficulties, the Company’s geographic concentration in the southeastern region of the United States, ability to integrate the operations of the Bank with those of Capital Bank, NA, the potential for the interests of the other shareholders of Capital Bank, NA to differ from those of the Company, restrictions imposed by Capital Bank, NA’s loss sharing agreements with the FDIC, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to Capital Bank NA’s technology and information systems, risks associated with the controlling interest of NAFH in the Company, and risks associated with the limited liquidity of the Company’s common stock. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

TIB FINANCIAL CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	For the Quarter Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
	Successor Company				Predecessor Company
Interest and dividend income	$10	$5,290	$15,844	$15,681	$17,042
Interest expense	471	1,356	3,162	3,249	6,256
NET INTEREST INCOME (EXPENSE)	(461)	3,934	12,682	12,432	10,786

Provision for loan losses	-	136	485	402	17,072

NON-INTEREST INCOME:
Equity in income of Capital Bank, NA	1,875	658	-	-	-
Service charges on deposit accounts	-	257	813	864	831
Fees on mortgage loans sold	-	144	354	449	455
Investment securities gains, net	-	-	12	-	-
Investment advisory and trust fees	407	379	387	354	328
Gain on bank owned life insurance policy	-	-	-	-	-
Other income	-	464	1,205	1,043	804
Total non-interest income	2,282	1,902	2,771	2,710	2,418

NON-INTEREST EXPENSE:
Salaries & employee benefits	240	2,250	6,501	6,632	6,610
Net occupancy expense	14	692	2,048	2,051	2,391
Foreclosed asset related expense	-	43	522	536	15,438
Other expense	345	1,614	4,254	4,704	5,348
Total non-interest expense	599	4,599	13,325	13,923	29,787

Income (loss) before income taxes	1,222	1,101	1,643	817	(33,655)
Income tax (benefit) expense	(271)	141	575	257	-
NET INCOME (LOSS)	$1,493	$960	$1,068	$560	$(33,655)
Dividends earned by preferred shareholders and discount accretion	-	-	-	-	680
Gain on retirement of Series A preferred allocated to common shareholders	-	-	-	-	(24,276)
Net income (loss) allocated to common shareholders	$1,493	$960	$1,068	$560	$(10,059)

BASIC EARNINGS (LOSS) PER COMMON SHARE:	$0.12	$0.08	$0.09	$0.05	$(67.69)

DILUTED EARNINGS (LOSS) PER COMMON SHARE:	$0.12	$0.07	$0.07	$0.03	$(67.69)

TIB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars and shares in thousands, except per share data)

	As of or For the Quarter Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
	Successor Company				Predecessor Company
Real estate mortgage loans:
Commercial	$-	$-	$604,192	$600,372	$605,643
Residential	-	-	232,347	225,850	228,271
Farmland	-	-	12,538	12,083	11,889
Construction and vacant land	-	-	40,503	38,956	43,584
Commercial and agricultural loans	-	-	60,219	60,642	61,479
Indirect auto loans	-	-	40,653	28,038	24,748
Home equity loans	-	-	30,541	29,658	33,367
Other consumer loans	-	-	8,471	8,730	8,862
Total loans	$-	$-	$1,029,464	$1,004,329	$1,017,843

Gross loans	$-	$-	$1,030,377	$1,004,630	$1,017,843

Net loan charge-offs (Predecessor Company)	N/A	N/A	N/A	N/A	$12,376
Net loan charge-offs (Successor Company)	$-	$14	$10	$-	N/A

	Successor Company				Predecessor Company
Allowance for loan losses	$-	$-	$877	$402	$-
Allowance for loan losses/ total loans	N/A	N/A	N/A	N/A	N/A
Allowance for loan losses/ loans originated in Successor period	N/A	N/A	1.14%	1.76%	N/A
Allowance for loan losses excluding specific reserves	N/A	N/A	877	402	N/A
Allowance for loan losses excluding specific reserves/non-impaired loans	N/A	N/A	N/A	N/A	N/A
Non-performing loans	N/A	N/A	N/A	N/A	N/A
Allowance for loan losses/non-performing loans (1)	N/A	N/A	N/A	N/A	N/A
Non-performing loans/gross loans (1)	N/A	N/A	N/A	N/A	N/A
Annualized net charge-offs/average loans	N/M	N/M	N/M	N/A	N/A

Total interest-earning assets	$1,186	$5,124	$1,546,918	$1,563,640	$1,561,983
Other real estate owned	$-	$-	$19,504	$25,673	$29,531
Other repossessed assets	$-	$-	$108	$104	$163
Goodwill and intangibles, net of accumulated amortization	$3,198	$3,288	$41,042	$41,405	$41,769

Interest-bearing deposits:
NOW accounts	$-	$-	$180,204	$175,349	$175,751
Money market	-	-	214,532	193,904	177,763
Savings deposits	-	-	111,645	80,674	72,714
Time deposits	-	-	609,219	719,006	730,059
Non-interest bearing deposits	-	-	224,614	198,092	171,376
Total deposits	$-	$-	$1,340,214	$1,367,025	$1,327,663
(1) As the allowance for loan losses for the Successor Company relates to loans originated subsequent to the investment by NAFH and no such loans are considered non-performing, this ratio was not meaningful.

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
	Successor Company				Predecessor Company
Tax equivalent net interest margin	(37.52)%	3.08%	3.34%	3.16%	2.85%
Non-interest expense/tax equivalent net interest income and non-interest income	32.91%	78.68%	86.06%	91.76%	224.96%
Average diluted common shares outstanding (basic for quarters ended September 30, 2010 )	12,350	13,430	14,963	18,320	149
End of quarter common shares outstanding	12,350	12,350	12,350	11,817	7,149
Total equity	$177,788	$180,036	$186,981	$176,750	$178,498
Book value per common share	$14.40	$14.58	$15.14	$14.96	$15.18
Tangible book value per common share	$12.40	$12.33	$11.82	$11.45	$9.33
Tier 1 capital to average assets – Capital Bank, NA at September and June 30, 2011; TIB Bank at prior periods	13.8%	10.5%	8.4%	8.1%	7.8%
Tier 1 capital to risk weighted assets - Capital Bank, NA at September and June 30, 2011; TIB Bank at prior periods	16.0%	17.0%	13.2%	13.0%	12.9%
Total capital to risk weighted assets - Capital Bank, NA at September and June 30, 2011; TIB Bank at prior periods	16.5%	17.5%	13.3%	13.1%	12.9%

Total assets	$205,997	$210,103	$1,729,342	$1,756,866	$1,737,183